UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2025

ENZO BIOCHEM, INC.

(Exact name of registrant as specified in its charter)

New York	001-09974	13-2866202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Executive Blvd.

Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (631) 755-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 8, 2025 Enzo Biochem, Inc. (the “Company”) received a letter from the New York Stock Exchange (the “NYSE”) notifying the Company that it is not in compliance with (i) Section 802.01B of the NYSE Listed Company Manual because as of January 7, 2025, the Company’s 30 trading-day average market capitalization was less than $50 million and its last reported stockholder’s equity as of October 31, 2024 was less than $50 million and (ii) Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s Common Stock (the “Common Stock”) was less than $1.00 over a consecutive 30 trading-day period. The Company has a period of 18 months to cure the market capitalization and stockholder’s equity deficiencies and a period of six months to cure the average closing stock price deficiency. The notice does not result in the immediate delisting of the Common Stock from the NYSE.

With regards to the average closing stock price deficiency, the Company can regain compliance at any time within the six-month period following receipt of the NYSE's non-compliance notice if, on the last trading day of any calendar month during the cure period, the Company has (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. Under the NYSE’s listing rules, the price condition will be deemed cured if the price promptly exceeds $1.00 per share and the price remains above that level for at least the following 30 consecutive trading days.

The Company will notify the NYSE by January 23, 2025, that it intends to submit a plan by February 21, 2025, to cure the market capitalization, stockholder’s equity and average closing stock price deficiencies and to return to compliance with the NYSE's continued listing standards. The Company intends to consider all available alternatives to cure the deficiencies identified by the NYSE.

The Common Stock will continue to be listed and trade on the NYSE, subject to the Company’s ongoing compliance with the NYSE's other continued listing standards.

Item 7.01 Regulation FD Disclosure.

As required by Section 802.02 of the NYSE Listed Company Manual, the Company issued a press release on January 14, 2025, announcing that it had received the notice of noncompliance with the NYSE’s continued listing standards. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including the information contained in Exhibit 99.1 of this Current Report on Form 8-K, is being furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Enzo Biochem, Inc. dated January 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

	By:	/s/ Patricia Eckert
	Name:	Patricia Eckert
	Title:	Chief Financial Officer
Date: January 14, 2025